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                                                   Exhibit 23.2

                  Consent of Ernst & Young LLP
                    Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the 1998 Stock Option Plan of Independence Community Bank Corp. of our report dated June 2, 1998, with respect to the consolidated financial statements of Independence Community Bank Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP

New York, New York
March 5, 1999
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